SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

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                            CPI AEROSTRUCTURES, INC.
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                (Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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                            CPI AEROSTRUCTURES, INC.
                              200A Executive Drive
                            Edgewood, New York 11717
                                 (516) 586-5200


                    Notice of Annual Meeting of Shareholders
                           To Be Held On June 22, 1999


To the Shareholders of CPI Aerostructures, Inc.:

         You are cordially invited to attend the Annual Meeting of Shareholders of CPI Aerostructures, Inc. ("Company") to be held at the executive offices of the Company, on Tuesday, June 22, 1999, at 10:00 a.m., for the following purposes, to consider and act upon the following matters:

     1. To elect one Class I Director to serve for the ensuing three-year period until his respective successor is elected and qualified;

     2. To authorize an amendment to the Company's Certificate of Incorporation to implement a reverse stock split of the Company's Common Stock of between one-for-two and one-for-four with the exact ratio to be determined in the sole discretion of the Board of Directors;

     3. To approve an amendment to the Company's 1998 Performance Equity Plan to increase the number of shares issuable under such plan by 390,000 shares on a pre-split basis; and

     4. To transact such other business as may properly come before the Meeting and any and all adjournments thereof.

        Only shareholders of record at the close of business on May 3, 1999 will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof.

        You are earnestly requested to date, sign and return the accompanying form of proxy in the envelope enclosed for that purpose (to which no postage need be affixed if mailed in the United States) whether or not you expect to attend the Meeting in person. The proxy is revocable by you at any time prior to its exercise and will not affect your right to vote in person in the event you attend the Meeting or any adjournment thereof. The prompt return of the proxy will be of assistance in preparing for the Meeting and your cooperation in this respect will be appreciated.

                                        By Order of the Board of Directors


                                        Edward J. Fred, Secretary

Edgewood, New York
May 17, 1999

                                                               PRELIMINARY COPY


                            CPI AEROSTRUCTURES, INC.

                           --------------------------

                                 Proxy Statement

                           --------------------------

                         Annual Meeting of Shareholders
                           to Be Held on June 22, 1999
                                ----------------

                This Proxy Statement and the accompanying form of proxy is furnished to shareholders of CPI Aerostructures, Inc. ("Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use in voting at the Annual Meeting of Shareholders ("Meeting") to be held at the executive offices of the Company, 200A Executive Drive, Edgewood, New York 11717, on Tuesday, June 22, 1999, at 10:00 a.m., and at any and all adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the shareholder at any time before it is exercised by written notification delivered to the Secretary of the Company, by voting in person at the Meeting, or by delivering another proxy bearing a later date. Attendance by a shareholder at the Meeting does not alone serve to revoke his or her proxy. Unless otherwise specified in the form of proxy, shares represented by proxies will be voted "FOR" the election of the nominee described below under Proposal 1, "FOR" the approval of the amendment to the Company's Certificate of Incorporation to implement a reverse stock split of Common Stock, as described below under Proposal 2 ("Reverse Split"), "FOR" the approval of the increase to the number of shares authorized under the Company's 1998 Performance Equity Plan by 390,000 shares on a pre-split basis, as described under Proposal 3, and, in the discretion of the proxies named on the proxy card, with respect to any other matters properly brought before the Meeting and any adjournments thereof. In such unanticipated event that any other matters are properly presented at the Meeting for action, the persons named in the proxy will vote the proxies in accordance with their best judgment.

                This Proxy Statement, the accompanying Notice of Meeting of Shareholders, the Proxy and the Annual Report to Shareholders for the year ended December 31, 1998 are expected to be mailed commencing on or about May 17, 1999 to shareholders of record on May 3, 1999 ("Record Date"). All costs of this solicitation are to be borne by the Company.

                                VOTING SECURITIES

                The Board of Directors has fixed the close of business on May 3, 1999, as the Record Date for the determination of shareholders of the Company who are entitled to receive notice of, and to vote at, the Meeting. Only shareholders of record at the close of business on that date will be entitled to vote at the Meeting or any and all adjournments thereof. As of the Record Date, the Company had issued and outstanding 7,945,342 shares of Common Stock, the Company's only class of voting securities outstanding. Each shareholder of the Company will be entitled to one vote for each share of Common Stock registered in his or her name on the Record Date. The presence, in person or by proxy, of a majority of all of the outstanding shares of Common Stock will constitute a quorum at the Meeting. Proxies that are marked "abstain" and proxies relating to "street name" shares that are returned to the Company but marked by brokers as "not voted" ("broker non-votes") will be treated as shares present for purposes of determining the presence of a quorum on all matters unless authority to vote is completely withheld on the proxy. The election of directors requires a plurality of votes cast at the Meeting with respect to the election of directors. "Plurality" means that the nominee who receives the largest number of votes cast "FOR" will be elected as director. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors. The proposal to amend the Company's Certificate of Incorporation to implement the Reverse Split requires the affirmative vote of a majority of all of the outstanding shares of Common Stock. Accordingly, abstentions and broker non-votes will have the same effect as a vote against the proposal. Any other matters to be voted on, including the increase in the number of shares authorized under the 1998 Performance Equity Plan, will be decided by the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon. On any such matter, abstentions and broker non-votes will not be counted in determining the number of votes required for a majority and will therefore have no effect on the outcome.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                The following table sets forth certain information as of the Record Date with respect to (i) those persons or groups known to the Company to beneficially own more than 5% of the Company's Common Stock, (ii) each director and nominee, (iii) the Chief Executive Officer and the Company's other executive officers whose total compensation exceeded $100,000, and (iv) all directors and executive officers as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934 based upon information furnished by the persons listed or contained in filings made by them with the Securities and Exchange Commission.

                                              Beneficial Shares     Percent of
Name and Address of Beneficial Owner (1)          Owned(2)             Class
---------------------------------------       -----------------      --------
Arthur August                                    1,170,000(3)          14.3%
Edward J. Fred                                      70,000(4)           *
Walter Paulick                                      30,000(5)           *
Kenneth McSweeney                                    5,000(6)           *
Daniel Liguori                                   1,000,000(7)          11.2%
All Directors and Executive Officers             2,275,000(8)          24.4%
as a group (five persons)
---------------------------------

*       Less than 1%

(1) Unless otherwise noted, the address of each person is j CPI Aerostructures, Inc., 200A Executive Drive, Edgewood, New York 11717.

(2) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all of the shares of Common Stock beneficially owned by them, subject to community property laws, where applicable. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Record Date upon the exercise of warrants or options.

(3) Includes 250,000 shares of Common Stock which Mr. August has the right to acquire upon exercise of options. Excludes (i) an aggregate of 120,000 shares of Common Stock owned by Mr. August's children or held in trust for Mr. August's grandchildren and 9,000 shares of Common Stock owned by Mr. August's wife, all of which shares Mr. August disclaims beneficial ownership.

(4) Represents 70,000 shares of Common Stock which Mr. Fred has the right to acquire upon the exercise of options.

(5) Represents 30,000 shares of Common Stock which Mr. Paulick has the right to acquire upon the exercise of options.

(6) Represents 5,000 shares of Common Stock which Mr. McSweeney has the right to acquire upon the exercise of options.

(7) Represents the aggregate number of shares which Mr. Liguori has the right to acquire by converting the promissory note he received in connection with the Company's purchase of Kolar Machine, Inc. The business address of such person is care of Kolar, Inc., 407 Cliff Street, Ithaca, New York, New York 14850.

(8) Includes those shares of Common Stock deemed to be included in Messrs. August, Fred, Paulick, McSweeney and Liguori respective beneficial ownership as disclosed in notes 3, 4, 5, 6 and 7.

                                   PROPOSAL 1:
                              ELECTION OF DIRECTOR

        The Board of Directors is divided into three Classes with only one Class of directors being elected in each year. The term of office of the first class of directors (Class I), presently consisting of Kenneth McSweeney, will expire at the Meeting. The terms of office of the second class of directors (Class II), presently consisting of Walter Paulick, will expire in 2000, and the term of office of the third class of directors (Class III), presently consisting of Edward J. Fred and Arthur August, will expire in 2001. If elected, Mr. McSweeney will serve for a term of three years. To be elected, Mr. McSweeney must receive a plurality of the votes cast at the Meeting.

        Unless authority is withheld, the proxies solicited by the Board of Directors will be voted "FOR" the election of Mr. McSweeney. Management has no reason to believe that Mr. McSweeney will not be a candidate or will be unable to serve. However, in the event he should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person as shall be designated by the Board of Directors.

Information About Directors and Executive Officers

        Set forth below is certain information concerning each director, director-nominee and executive officers of the Company:

Name                 Age        Position
----------------    ----       ------------
Arthur August        64        Chairman of the Board of Directors, President,
                               Chief Executive Officer and Director
Edward J. Fred*      40        Vice President, Chief Financial Officer,
                               Secretary and Director
Walter Paulick*      52        Director
Kenneth McSweeney*   67        Director and Nominee
--------------

     *   Member of both the Compensation Committee and the Audit Committee.

         Arthur August, a founder of the Company, has been the Chairman of the Board, President and Chief Executive Officer of the Company since January 1980. From 1956 to 1979, Mr. August was employed by Northrop Grumman Corporation ("Grumman"), an aerospace products manufacturer, where he last held the position of Deputy Director. Mr. August holds a degree in Aeronautical Engineering from the Academy of Aeronautics (1956), a B.S. degree in Industrial Management from
C. W. Post College (1963), a Masters degree in Engineering from New York University (1965) and is a graduate of the Program for Management Development at the Harvard Graduate School of Business (1977).

         Edward J. Fred was appointed to be Secretary and a director of the Company effective December 31, 1998. Mr. Fred was appointed to the position of Vice President on December 15, 1998. He was Controller of the Company from February 1995 to April 1998, when he was appointed as Chief Financial Officer. For approximately ten years prior to joining the Company, Mr. Fred served in various positions for the international division of Grumman, where he last held the position of Controller.

         Walter Paulick has been a director of the Company since April 1992. Mr. Paulick is currently a self employed financial consultant. From 1982 to November 1992, Mr. Paulick was a Vice President of Parr Development Company, Inc., a real estate development company. From 1980 to 1982, Mr. Paulick was employed by Key Bank, where he last held the position of Vice President. From 1971 to 1980, Mr. Paulick was a Vice President of National Westminster U.S.A.

         Kenneth McSweeney has been a director of the Company since February 1998. He has also provided various consulting services to the Company on a per diem basis since January 1995. Mr. McSweeney is currently an independent consultant to various aerospace corporations. From 1961 to 1995, Mr. McSweeney served in various management positions for Grumman, most recently as the Vice President of their Aerostructures Division and a Director of Business Development for the Middle East. Mr. McSweeney has extensive experience in aerostructures and logistics support products and is a licensed professional engineer in New York State. He holds a Bachelor and Master of Science Degree in Electrical Engineering from the Polytechnic Institute of Brooklyn and a Masters in Business Management from C.W. Post College. He also completed the Executive Development Program at the Cornell School of Business and Public Administration.

         The Board of Directors unanimously recommends that shareholders vote "FOR" the election of the nominee named above.

Board of Directors Compensation

         Currently, Directors who are not employed by the Company receive $750 for attending each meeting and are reimbursed for the reasonable expenses they incur in attending meetings. The Company's two non-officer directors have each received stock options from the Company. Mr. Paulick received options to purchase 5,000 shares of Common Stock for the year ended December 31, 1998. Mr. McSweeney received options to purchase 5,000 shares of Common Stock for the year ended December 31, 1998. See "Stock Options" below.

Executive Officers and Board of Directors Meetings and Committees

         Officers are appointed by and serve at the discretion of the Board of Directors. The Company held two meetings of the Board of Directors 1998 and took action by unanimous written consent in lieu of a meeting on one occasion. Messrs. Fred, Paulick and McSweeney serve on the Company's Compensation Committee, which reviews and approves the compensation to be paid to certain officers of the Company. Messrs. Paulick (Chairman), Fred and McSweeney also serve on the Company's Audit Committee. The Compensation Committee and the Audit Committee each held one meeting during 1998. No member of the Board of Directors attended fewer than 75% of the total number of meetings of the Board and committees thereof upon which he served during 1998.

Executive Compensation

         The following table sets forth all compensation awarded to, earned by, or paid for all services rendered to the Company during the fiscal years ended December 31, 1998, 1997 and 1996, by the Company's Chief Executive Officer and the Company's only other executive officer whose total compensation exceeded $100,000.

===================================================================================================================================
                           SUMMARY COMPENSATION TABLE
===================================================================================================================================
                                                                                                                  Long-Term
                                                                             Annual Compensation                  Compensation
                                                                   ----------------------------------------------------------------
      Name and Principal Position                  Year                          Salary               Bonus   Securities Underlying
                                                                                   ($)                  ($)              Options(#)
-----------------------------------------------------------------------------------------------------------------------------------
Arthur August,                          1998                                      321,102                 0                100,000
   President and Chief Executive        1997                                      294,730            22,500                200,000
   Officer                              1996                                      271,148            12,611                      0
-----------------------------------------------------------------------------------------------------------------------------------
Theodore J. Martines,                   1998                                      185,807                 0                 75,000
   Executive Vice President(1)          1997                                      172,145             9,000                115,000
                                        1996                                      164,211             5,044                      0
------------------------------------------------------------------------------------------------------------------------------------
Daniel Liguori,                         1998                                      160,470                 0                      0
   President-Kolar(2)                   1997                                       31,375                 0                      0
                                        1996                                            0                 0                      0
===================================================================================================================================

(1)  Retired in December 1998.

(2) Compensation is for the period subsequent to the October 9, 1997 closing date of the acquisition of Kolar Machine, Inc.

===============================================================================
                        OPTION GRANTS IN LAST FISCAL YEAR
===============================================================================
                                       Percent of       Exercise
                                       Total Options    or Base
                                       Granted to       Price       Expiration
                           Options     Employees in              o       Date
                                      Fiscal Year (1)
--------------------------------------------------------------------------------
Arthur August                  100,000     28.2%           2.30        6/05/03
-------------------------------------------------------------------------------
Theodore J. Martines            75,000     21.1%           2.09        6/05/08
-------------------------------------------------------------------------------

(1) The Company granted a total of 355,000 options to employees in the fiscal year ended December 31, 1998.

===========================================================================================================
                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND FY END OPTION VALUES
===========================================================================================================
                                                                      Number of                Value of
                                                                    Securities Underlying      Unexercised
                                                                      Unexercised              In-The-Money
                                                                      Options at               Options
                               Shares                                 FYE(#)                   at FYE at
                               Acquired on        Value               Exercisable/             Exercisable/
     Name                      Exercise (#)       Realized            Unexercisable            Unexercisable
-------------------------------------------------------------------------------------------------------------
Arthur August                      -0-                 -0-             250,000/100,000               -0-
-------------------------------------------------------------------------------------------------------------
Theodore J. Martines               -0-                 -0-             163,500/66,500                -0-
-------------------------------------------------------------------------------------------------------------


Employment Agreements

         Messrs. August and Fred are employed by the Company as Chairman of the Board, President and Chief Executive Officer, and Vice President, Chief Financial Officer and Secretary, respectively, pursuant to employment agreements which expire on December 31, 2001. The employment agreements provide Messrs. August and Fred with annual base salaries of $300,000, and $100,000, respectively, during the term of their contracts. Mr. August is entitled to receive an annual bonus equal to 4% of the Company's net income for the years ending December 31, 1999, 2000 and 2001. The agreements with Messrs. August and Fred provide that during the term of employment with the Company, and for a period of one-year thereafter, the employees will not compete with the Company or engage in any activities that would interfere with the performance of their duties as employees of the Company. The agreements provide that the Company will maintain hospital and health insurance benefits for the employee following retirement.

         The Company employed Mr. Theodore Martines as its Executive Vice President from December 1984 through his retirement in December 1998. Pursuant to his agreement with the Company, Mr. Martines received an annual base salary of $185,807 and $172,145 in 1998 and 1997, respectively.

         Daniel Liguori is employed as President of Kolar pursuant to an employment agreement which expires on October 9, 2000 unless extended, at Mr. Liguori's election, for an additional three years. The employment agreement provides Mr. Liguori with an annual base salary of $168,000 and also provides that Mr. Liguori will not compete with Kolar during the term of employment and for a period of five years thereafter.

Employee Benefit Plans

         On February 1, 1991, the Company adopted a Qualified Sick Pay Plan ("QSP Plan") which covers full-time executive officers and managers. The QSP Plan provides covered employees with income during periods of disability due to sickness or injury and is funded through the purchase of disability income insurance policies.

         On September 11, 1996, the Company instituted a fully-qualified 401(k) Employees Savings Plan. The plan is totally voluntary and employee contributions to the plan commenced on October 1, 1996. The Company has the option to make voluntary matching and profit-sharing contributions to the account of its employees.

Stock Options

1998 Performance Equity Plan

         On April 27, 1998, the Board of Directors adopted the 1998 Performance Equity Plan ("1998 Plan") which was subsequently approved by the shareholders of the Company on June 16, 1998. See discussion under Proposal 3 for details of the 1998 Plan.

1995 Employee Stock Option Plan

         The 1995 Employee Stock Option Plan ("1995 Option Plan"), authorizes the grant of 600,000 options, of which options to purchase 493,400 shares of Common Stock are outstanding, at exercise prices ranging from $1.06 to $3.00 per share, to certain employees, executive officers and directors of the Company including: five-year options to purchase an aggregate of 250,000 shares of Common Stock to Arthur August, Chairman of the Board of Directors, Chief Executive Officer and President, at exercise prices ranging from $1.44 to $2.27 per share; five-year options to purchase 10,000 shares of Common Stock to Edward
J. Fred, Vice President, Chief Financial Officer, Secretary and a director; five-year options to purchase an aggregate of 159,000 shares of Common Stock to Stanley Wunderlich, a former director; five year options to purchase 15,000 shares of Common Stock to Walter Paulick, a director, five year options to purchase 5,000 shares of Common Stock to Kenneth McSweeney, a director, and five-year options to fourteen non-executive officer employees to purchase an aggregate of 153,400 shares of Common Stock. As of April 1, 1999, options to purchase 40,000 additional shares remain eligible for the grant of options. 1992 Employee Stock Option Plan

         The 1992 Employee Stock Option Plan ("1992 Plan") authorizes the grant of 250,000 options, of which options to purchase 79,000 shares are outstanding at exercise prices ranging from $1.31 to $3.00 per share to certain employees, executive officers and directors of the Company, including: 10,000 shares to Walter Paulick, a director, exercisable at $1.00 per share, and 5,000 shares exercisable at $2.00 per share; and 10,000 shares to Edward J. Fred, Vice President, Chief Financial Officer, Secretary and a director, exercisable at $1.31 per share. As of April 1, 1999, options to purchase 122,836 additional shares remain eligible for the grant of options.

Other Options

         In October 1994, the Company granted an option to purchase 10,000 shares at $3.00 per share (as amended) to a consultant. On January 26, 1995, the Company granted an option to purchase 120,000 shares of Common Stock at $3.00 per share to Rickel and Associates, in consideration of business consulting services to be performed for the Company. This option was canceled in April 1996, because of Rickel & Associates' non-performance and is the subject of a lawsuit. An option to purchase 20,000 shares of Common Stock was issued to the Company's former counsel in April 1995 exercisable at $2.00 per share. In April 1998, the Company issued 100,000 warrants to Gaines, Berland Inc. as compensation for acting as the Company's investment banker, at an exercise price of $1.50 per share.

Certain Relationships and Related Transactions

         For information concerning employment agreements with, compensation of, and stock options granted to, the Company's executive officers and directors, see "Employment Agreements" and "Stock Options."

         On January 1, 1996, the Company entered into a consulting agreement with Stanley Wunderlich. Mr. Wunderlich was a director of the Company from November 1995 until February 1, 1998, when he resigned from the Board of Directors. The agreement terminated by its own terms on December 31, 1997. The Company and Mr. Wunderlich entered into a new consulting agreement on January 1, 1998, which terminates on December 31, 1999, unless sooner terminated on sixty days notice of either party. Pursuant to the agreement, Mr. Wunderlich provides the Company with financial advisory consulting services including, but not limited to, assisting with financial public relations, arranging meetings with securities analysts and money managers, rendering advice with regard to changes in the capitalization or corporate structure of the Company, and advising the Company in connection with potential mergers or acquisitions. In consideration for these services, Mr. Wunderlich is compensated at the rate of $1,000 per month, including reasonable expenses. In addition, in January 1998, as further compensation for these consulting services, Mr. Wunderlich was granted 75,000 non-qualified stock options exercisable at a price of $2.50 per share for a period of five years.

Compliance with 16(a) of the Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.

Officers, directors and ten percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's copies of such forms received or written representations from certain reporting persons that no Form 5's were required for those persons, the Company believes that, during the fiscal year ended December 31, 1998, all the Company requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                                   PROPOSAL 2

                    AMENDMENT TO THE COMPANY'S CERTIFICATE OF
                INCORPORATION TO IMPLEMENT A REVERSE STOCK SPLIT

General

         The Board of Directors has unanimously approved a proposal to amend the Company's Certificate of Incorporation to implement a reverse stock split of the Company's Common Stock of between one-for-two and one-for-four with the exact ratio to be determined in the sole discretion of the Board of Directors. This means that as few as two shares or as many as four shares of Common Stock would be combined into one New Share (defined below).

         Assuming the Reverse Split is approved by the Company's shareholders, the Reverse Split will be effective after the filing of an amendment to the Certificate of Incorporation ("Amendment") with the New York Secretary of State ("Effective Date"). Each certificate representing a certain number of shares of Common Stock outstanding immediately prior to the date of such filing ("Old Shares") will be deemed automatically, without any action on the part of the shareholders, to represent a fraction of such number of shares of Common Stock after the Reverse Split ("New Shares"); provided, however, that no fractional New Shares will be issued as a result of a Reverse Split. In lieu thereof, each shareholder whose Old Shares are not evenly divisible will receive one additional New Share for the fractional New Share that such shareholder would otherwise be entitled to receive as a result of a Reverse Split. After the Reverse Split becomes effective, shareholders will be asked to surrender certificates representing Old Shares in accordance with the procedures set forth in a letter of transmittal to be sent by the Company. Upon such surrender, a certificate representing the New Shares will be issued and forwarded to the shareholders; however, each certificate representing Old Shares will continue to be valid and represent New Shares equal to a fraction of the number of Old Shares (plus one additional New Share where such Old Shares are not evenly divisible).

         The number of shares of capital stock authorized by the Certificate of Incorporation will not change as a result of the proposed Reverse Split. The Common Stock issued pursuant to the Reverse Split will be fully paid and nonassessable. The voting and other rights that presently characterize the Common Stock will not be altered by the Reverse Split.

Purposes of a Reverse Split

         The Board of Directors believes that the Reverse Split is desirable for several reasons. The Board of Directors expects a Reverse Split to help the Company satisfy the maintenance requirements established by the Nasdaq SmallCap Market ("Nasdaq") necessary for continued listing, which among other things, requires that the Company's Common Stock maintain a bid price of at least $1.00 per share. Over the past several months, the bid price of the Company's shares of Common Stock has fallen below $1.00. The Company received a letter from Nasdaq stating that the Company must demonstrate compliance with the Nasdaq minimum $1.00 bid price before July 13, 1999. Management believes that if the Reverse Split is approved by the shareholders, then the Company's shares of Common Stock will have a minimum bid price in excess of $1.00 per share and, therefore continue to be listed and traded on Nasdaq. A range for the Reverse Split is being proposed instead of a specific ratio since the price at which the Common Stock trades may fluctuate between now and the time the Reverse Split is implemented. If the Reverse Split is not approved by the shareholders, then it is highly likely that the Company's shares of Common Stock will cease to be listed and traded on Nasdaq. In such event, the shares of Common Stock will likely be quoted on the OTC Bulletin Board.

         In addition, a Reverse Split should enhance the acceptability of the Common Stock by the financial community and investing public. A variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with lower priced stocks. Some of those policies and practices pertain to time-consuming procedures that function to make the handling of lower priced stocks economically unattractive to brokers. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stock because the brokerage commission on a sale of lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue. A Reverse Split should result in a price level for the Common Stock that will reduce, to some extent, the effect of the above-referenced policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for the Common Stock. The expected increased price level also may encourage interest and trading in the Common Stock and possibly promote greater liquidity for the Company's shareholders, although such liquidity could be adversely affected by the reduced number of shares of Common Stock outstanding after the Effective Date.

         There can be no assurance that any or all of these results will occur. If, for example, a one-for-four Reverse Split is implemented, there can be no assurance that the market price per New Share after the Reverse Split will be four times the market price per Old Share before the Reverse Split, or that such price will either exceed or remain in excess of the current market price. Shareholders should note that the Board of Directors cannot predict what effect a Reverse Split will have on the market price of the Common Stock.

         The Board of Directors will determine the exact ratio for the Reverse Split based upon the market price of the Common Stock at the time of implementation. It can be anticipated that management will select a ratio that will result in a new market price that is sufficiently in excess of the $1.00 minimum bid price required by Nasdaq, so that a decrease in the bid price for the Common Stock would not cause the Common Stock to be delisted from the Nasdaq SmallCap Market.

         Effect on Market for Common Stock. On May 10, 1999, the closing sale price of the Common Stock on the Nasdaq SmallCap Market was $0.__ per share. By decreasing the number of shares of Common Stock outstanding without altering the aggregate economic interest in the Company represented by such shares, the Board of Directors believes that the trading price will be increased to a price more appropriate for a publicly-traded security. The following table illustrates the principal effect of the proposed Reverse Split (assuming a whole number is chosen for the ratio split) and the decrease in outstanding shares of Common Stock assuming no additional shares are issued prior to the Effective Date as a result of the exercise of any options or warrants.

                                           Shares of                  Prior to                         After
          Reverse Split                  Common Stock               Reverse Split                   Reverse Split
        ----------------                 ------------               --------------               ------------------
           One-for-two                    Authorized                    50,000,000                      50,000,000
                                          Outstanding                    7,945,342                      3,972,671*

          One-for-three                   Authorized                    50,000,000                      50,000,000
                                          Outstanding                    7,945,342                      2,648,447*

           One-for-four                   Authorized                    50,000,000                      50,000,000
                                          Outstanding                    7,945,342                      1,986,335*

--------------------------------

*     Does not include New Shares to be issued in lieu of fractional shares.


         Effect on Outstanding Options, Warrants and Preferred Stock. As of December 31, 1998, the Company had outstanding options to purchase 1,122,400 shares of Common Stock with per-share exercise prices ranging from $1.00 to $3.00. In addition, as of December 31, 1998, the Company had outstanding 702,304 warrants ("Warrants") with per-share exercise prices ranging from $1.00 to $2.50 per share. Upon the effectiveness of the Reverse Split, the 1992 Plan, the 1995

Plan, the 1998 Plan and the Warrants will provide for a proportional downward adjustment to the number of shares subject to outstanding options and warrants and a corresponding upward adjustment in the per-share exercise prices to reflect the Reverse Split. In addition, under the 1992 Plan, the 1995 Plan and the 1998 Plan, the number of shares reserved for issuance under future awards will be proportionally decreased.

Exchange of Stock Certificates

         As soon as practicable after the Effective Date of a Reverse Split, the Company will send a letter of transmittal to each holder of record of Old Shares outstanding on the Effective Date. The letter of transmittal will contain instructions for the surrender of certificate(s) representing such Old Shares to North American Transfer Co., the Company's exchange agent ("Exchange Agent"). Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with the certificate(s) representing Old Shares, a shareholder will be entitled to receive a certificate representing the number of New Shares into which his Old Shares have been reclassified and changed as a result of the Reverse Split.

         Shareholders should not submit any certificates until requested to do so. No new certificate will be issued to a shareholder until he has surrendered his outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Exchange Agent.

Federal Income Tax Consequences

         The following summary of the federal income tax consequences of a Reverse Split is not, and should not be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed Reverse Split. ACCORDINGLY, SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS FOR AN ANALYSIS OF THE EFFECT OF THE TRANSACTION CONTEMPLATED BY THE PROPOSED AMENDMENT ON THEIR RESPECTIVE TAX SITUATIONS.

         The exchange of Old Shares for New Shares will not result in recognition of gain or loss. The holding period of the New Shares will include the shareholders' holding period for the Old Shares exchanged therefor, provided that the Old Shares were held as a capital asset. The shares of Common Stock to be issued to each shareholder will have an aggregate basis, for computing gain or loss, equal to the aggregate basis of the Old Shares.

         The Board of Directors recommends voting "FOR" Proposal 2.

                                   PROPOSAL 3

                         APPROVAL OF AN AMENDMENT TO THE
                    1998 PERFORMANCE EQUITY PLAN TO INCREASE
             THE NUMBER OF SHARES ISSUABLE UPON EXERCISE OF OPTIONS

         The Company's has reserved 1,000,000 (pre-split) shares of Common Stock for issuance upon exercise of options and other stock-based awards which may be granted under the 1998 Plan. On March 30, 1999, the Board approved an amendment to the 1998 Plan, pursuant to which the number of shares available for issuance pursuant to grants thereunder was increased, subject to approval by the Company's shareholders at the Meeting, by 390,000 shares, on a pre-split basis (or 4.9% of the Company's outstanding Common Stock). If the shareholders approve the Reverse Split described in Proposal 2 above, the proposed increase to the number of shares reserved under the 1998 Plan would be proportionally adjusted downward. For example, if the Board of Directors approves a one-for-three Reverse Split, the shares subject to the 1998 Plan would be increased by 130,000 shares if Proposal 3 is approved by the shareholders.

         The 1998 Plan is intended to assist the Company and its subsidiaries in attracting, retaining and motivating employees, officers, directors and consultants of particular merit. Management of the Company is actively pursuing acquisition opportunities and does not believe that the amounts remaining under the 1998 Plan combined with the 1992 Plan and 1995 Plan are sufficient to carry out its acquisition strategy and compensation policy designed to attract and retain employees, directors and consultants who contribute to the Company's success. The cost of retaining employees acquired in connection with an acquisition could be significantly less if the Company had the flexibility to issue options and other types of awards which may be granted under the 1998 Plan.

         As of the date hereof, options to purchase an aggregate of 180,000 shares of Common Stock are outstanding under the 1998 Plan, at exercise prices ranging from $2.09 to $2.30 per share, to certain employees and executive officers of the Company. These include five year options to purchase 100,000 shares of Common Stock granted to Arthur August, Chairman of the Board of Directors, Chief Executive Officer and President at an exercise price of $2.30 per share; ten-year options to purchase 40,000 shares of Common Stock to Edward
J. Fred, Vice President, Chief Financial Officer, Secretary and a director, at an exercise price of $2.09 per share; and ten-year options to one non-executive officer to purchase 40,000 shares of Common Stock. As of April 1, 1999, options to purchase 820,000 additional shares (on a pre-split basis) remain eligible for the grant of options

         If the 1998 Plan, as summarized below under "Summary of the 1998 Plan," is amended as proposed, then, if all the shares reserved thereunder were issued, upon the exercise of options and other awards, such shares would be equal to approximately 17.5% of the total shares that would then be outstanding (assuming no exercise of other outstanding options and convertible securities).

         The Board of Directors recommends voting "FOR" Proposal 3.

Summary of the 1998 Plan

Administration

         The 1998 Plan is administered by the Board of Directors or by a committee ("Committee") appointed by the Board of Directors, whose members will serve at the pleasure of the Board of Directors. If no Committee is so designated, then the 1998 Plan will be administered by the Board of Directors. The Board of Directors or, if appointed, Committee, has full authority, subject to the provisions of the 1998 Plan, to award (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Deferred Stock, (v) Stock Reload Options and/or (vi) other stock-based awards (collectively, "Awards").

         Subject to the provisions of the 1998 Plan, the Board of Directors or the Committee determines, among other things, the persons to whom from time to time Awards may be granted ("Holders"), the specific type of Awards to be granted (e.g., Stock Option, Restricted Stock, etc.), the number of shares subject to each Award, share prices, any restrictions or limitations on such Awards and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to such Awards. The interpretation and construction by the Board of Directors or the Committee of any provisions of, and the determination of any questions arising under, the 1998 Plan or any rule or regulation established by the Board of Directors or the Committee pursuant to the 1998 Plan will be final, conclusive and binding on all persons interested in the 1998 Plan.

Shares Subject to the Plan; General Terms

         The 1998 Plan authorizes the granting of Awards the exercise of which would allow up to an aggregate of 1,000,000 shares of Common Stock of the Company to be acquired by the Holders of said Awards. In order to prevent the dilution or enlargement of the rights of Holders under the 1998 Plan, the number of shares of Common Stock authorized by the 1998 Plan is subject to adjustment by the Board in the event of any increase or decrease in the number of shares of outstanding shares of Common Stock resulting from a stock dividend, stock split, reverse stock split and certain other changes affecting all the shares of Common Stock of the Company, as a whole. If any Award granted under the 1998 Plan is forfeited or terminated, the shares of Common Stock of the Company that were available pursuant to such Award will again be available for distribution in connection with Awards subsequently granted under the 1998 Plan.

         Any equity security granted pursuant to the 1998 Plan must be held for six months from the date of grant or in the case of an option, at least six months must elapse from the date of acquisition of the option to the date of disposition of the option (other than upon exercise or conversion) or its underlying equity security.

Eligibility

         Subject to the provisions of the 1998 Plan, Awards may be granted to key employees, officers, directors, consultants and other persons who are deemed to have rendered or to be able to render significant services to the Company or its subsidiaries and are deemed to have contributed or to have the potential to contribute to the success of the Company. Incentive Options (as hereinafter defined) may be awarded only to persons who, at the time of such awards, are employees of the Company or its subsidiaries.

Types of Awards

         Options. The 1998 Plan provides both for "incentive stock options" ("Incentive Options") as defined in Section 422 of the Code, and for options not qualifying as Incentive Options ("Non-qualified Options"), both of which may be granted with any other stock-based award under the 1998 Plan. The Board or the Committee will determine the exercise price per share of Common Stock purchasable under an Incentive or Non-qualified Option (collectively, "Options"). The exercise price of an Option may not be less than 100% of the fair market value on the last trading day before the date of the grant (or in the case of an Incentive Option granted to a person possessing at the time of grant more than 10% of the total combined voting power of all classes of stock of the Company, not less than 110% of such fair market value).

         The Board or the Committee determines when Options are to be granted and when they may be exercised. However, an Incentive Option may be granted only within a ten-year period commencing on April 27, 1998 and may be exercised only within ten years of the date of the grant (or within five years in the case of an Incentive Option granted to a person who, at the time of the grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or any subsidiary). Subject to any limitations or conditions of the 1998 Plan and the Board or the Committee may impose, Options may be exercised, in whole or in part, during the term of the Option by giving written notice of exercise to the Company specifying the number of shares of Common Stock of the Company to be purchased. Such notice must be accompanied by payment in full of the purchase price in cash, or at the Company's discretion, in securities of the Company, or any combination thereof. Options granted under the 1998 Plan are exercisable only by the Holder during his or her lifetime. The Options granted under the 1998 Plan may not be transferred other than by will or by the laws of descent and distribution.

         Generally, if the Holder received an option as an employee of the Company or a subsidiary, no Option, or any portion thereof, granted under the 1998 Plan may be exercised by the Holder unless he or she is employed by the Company or a subsidiary at the time of the exercise and has been so employed continuously from the time the Option was granted. However, in the event the Holder's employment with the Company is terminated due to disability, the Option will be fully vested and the Holder may still exercise his or her Option for a period of one year (or such other lesser period as the Board or the Committee may specify at the time of grant) from the date of such termination or until the expiration of the stated term of the Option, whichever period if shorter. Similarly, should a Holder die while in the employment of the Company or a subsidiary, the Option will be fully vested on the date of death and his or her legal representative or legatee under his or her will may exercise the decedent Holder's Option for a period of one year from death (or such other greater or lesser period as the Board or the Committee specifies at the time of grant) or until the expiration of the stated term of the Option, whichever is shorter. Further, if the Holder's employment is terminated without cause or due to normal retirement (upon attaining the age of 65), then the portion of any Option that has vested by the date of such retirement or termination may be exercised for the lesser of three months after retirement or the balance of the Option's term.

         Stock Appreciation Rights. The Board or the Committee may grant Stock Appreciation Rights ("SARs" or singularly "SAR") in conjunction with all or part of any Option granted under the 1998 Plan or may grant SARs on a free-standing basis. In conjunction with Non-qualified Options, SARs may be granted either at or after the time of the grant of such Non-qualified Options. In conjunction with Incentive Options, SARs may be granted only at the time of the grant of such Incentive Options. An SAR entitles the Holder thereof to receive an amount (payable in cash and/or shares of Common Stock of the Company, as determined by the Board or the Committee) equal to the excess fair market value of one share of Common Stock of the Company over the SAR price or the exercise price of the related Option, multiplied by the number of shares subject to the SAR.

         Restricted Stock Awards. The Board or the Committee may award shares of restricted stock ("Restricted Stock") either alone or in addition to other Awards granted under the 1998 Plan. The Board or the Committee shall determine the restricted period during which the shares of stock may be forfeited if, for example, the Holder's employment with the Company is terminated. In order to enforce the forfeiture provisions, the 1998 Plan requires that all shares of Restricted Stock awarded to the Holder remain in the physical custody of the Company until the restrictions on such shares have terminated.

         Deferred Stock. The Board or the Committee may award shares of deferred stock ("Deferred Stock") either alone or in addition to other Awards granted under the 1998 Plan. The Board or the Committee shall determine the deferral period during which time the receipt of the stock is deferred. The Award may specify, for example, that the Holder must remain employed by the Company during the entire deferral period in order to be issued the stock.

         Stock Reload Options. A Stock Reload Option permits a Holder who exercises an Option by delivering already owned stock (i.e., the stock-for-stock method) to receive back from the Company a new Option (at the current market price) for the same number of shares delivered to exercise the Option, which new Option may not be exercised until one year after it was granted and expires on the date the original Option would have expired (had it not been previously exercised). The Board or the Committee may grant Stock Reload Options in conjunction with any Option granted under the 1998 Plan. In conjunction with Incentive Options, Stock Reload Options may be granted only at the time of the grant of such Incentive Option. In conjunction with Non-qualified Options, Stock Reload Options may be granted either at or after the time of the grant of such Non-qualified Options.

         Other Stock-Based Awards. The Board or the Committee may grant performance shares and shares of stock valued with reference to the performance of the Company, either alone or in addition to or in tandem with Stock Options, Restricted Stock or Deferred Stock. Subject to the terms of the 1998 Plan, the Board or the Committee has complete discretion to determine the terms and conditions applicable to any such stock-based awards. Such terms and conditions may require, among other things, continued employment and/or the attainment of specified performance objectives.

Withholding Taxes

         Upon the exercise of any Award granted under the 1998 Plan, the Holder may be required to remit to the Company an amount sufficient to satisfy all Federal, state and local withholding tax requirements prior to delivery of any certificate or certificates for shares of Common Stock of the Company. Subject to certain stringent limitations under the 1998 Plan and at the discretion of the Board, the Holder may satisfy these requirements by electing to have the Company withhold a portion of the shares to be received upon the exercise of the Award having a value equal to the amount of the withholding tax due under applicable federal, state and local laws.

Acceleration in Vesting

         If any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 ("Exchange Act")), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities in one or more transactions, and the Board does not authorize or otherwise approve such acquisition, then, the vesting periods of any and all Options and other Awards granted and outstanding under the 1998 Plan shall be accelerated and all such Options and Awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all Common Stock subject to such Options and awards on the terms set forth in the 1998 Plan and the respective agreements respecting such Options and Awards.

Agreements

         Options, Restricted Stock, Deferred Stock, and SARs and other stock-based awards granted under the 1998 Plan will be evidenced by agreements consistent with the 1998 Plan in such form as the Board or the Committee may prescribe. Neither the 1998 Plan nor agreements thereunder confer any right to continued employment upon any Holder.

Term and Termination of the 1998 Plan

         The 1998 Plan was effective as of April 27, 1998 ("Effective Date"). Unless terminated by the Board, the 1998 Plan shall continue to remain effective until such time as no further Awards may be granted and all Awards granted under the 1998 Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Options may only be made during the ten-year period following the Effective Date.

Amendments to the Plan

         The Board may at any time, and from time to time, amend, alter, suspend or discontinue any of the provisions of the 1998 Plan, but no amendment, alteration, suspension or discontinuance shall be made that would impair the rights of a Holder of any Award theretofore granted, without his or her consent.

Federal Income Tax Consequences

         The following discussion of the federal income tax consequences of participation in the 1998 Plan is only a summary of the general rules applicable to the grant and exercise of stock options and does not purport to give specific details on every variable and does not cover, among other things, state, local and foreign tax treatment of participation in the 1998 Plan. The information is based on present law and regulations, which are subject to being changed prospectively or retroactively.

         Incentive Options. The Holder will recognize no taxable income and the Company will not qualify for any deduction upon the grant or exercise of an Incentive Option. Upon a disposition of the shares underlying the Option after the later of two years from the date of grant or one year after the issuance of the shares to the Holder, the Holder will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets. The excess, if any, of the fair market value of the shares on the date of exercise of an Incentive Option over the exercise price will be treated as an item of adjustment in computing the alternative minimum tax for a Holder's taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the Holder. If the Common Stock of the Company acquired upon the exercise of an Incentive Option are disposed of before expiration of the necessary holding period of two years from the date of the grant of the Option and one year after the exercise of the Option, (i) the Holder will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares; and
(ii) the Company will qualify for a deduction equal to any such amount recognized, subject to the limitation that the compensation be reasonable. The Holder will recognize the excess, if any, of the amount realized over the fair market value of the shares on the date of exercise, if the shares are capital assets, as short-term or long-term capital gain, depending on the length of time that the Holder held the shares, and the Company will not qualify for a deduction with respect to such excess. In the case of a disposition of shares in the same taxable year as the exercise of the Option, where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on such disposition over the exercise price, which is the same amount included in regular taxable income.

         Non-qualified Options. With respect to Non-qualified Options (i) upon grant of the Option, the Holder will recognize no income; (ii) upon exercise of the Option (if the Common Stock of the Company is not subject to a substantial risk of forfeiture), the Holder will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable; and (iii) the Company will be required to comply with applicable Federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the Holder. On a disposition of the shares, the Holder will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the Holder held the shares.

         If the shares acquired upon exercise of a Non-qualified Option are subject to a substantial risk of forfeiture, the Holder will recognize income at the time when the substantial risk of forfeiture is removed and the Company will qualify for a corresponding deduction at such time.

         Stock Appreciation Rights. Upon the grant of a SAR, the Holder recognizes no taxable income and the Company receives no deduction. The Holder recognizes ordinary income and the Company receives a deduction at the time of exercise equal to the cash and fair market value of Common Stock payable upon such exercise.

         Restricted Stock. A Holder who receives Restricted Stock will recognize no income on the grant of the Restricted Stock and the Company will not qualify for any deduction. At the time the Restricted Stock is no longer subject to a substantial risk of forfeiture, a Holder will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the Restricted Stock at the time the restriction lapses over the consideration paid for the Restricted Stock. A Holder's shares are treated as being subject to a substantial risk of forfeiture so long as his or her sale of the shares at a profit could subject him or her to a suit under Section 16 (b) of the Exchange Act. The holding period to determine whether the Holder has long-term or short-term capital gain or loss begins when the Restriction Period expires, and the tax basis for the shares will generally be the fair market value of the shares on such date.

         A Holder may elect, under Section 83(b) of the Code, within 30 days of the transfer of the Restricted Stock, to recognize ordinary compensation income on the date of transfer in an amount equal to the excess, if any, of the fair market value on the date of such transfer of the shares of Restricted Stock (determined without regard to the restrictions) over the consideration paid for the Restricted Stock. If a Holder makes such election and thereafter forfeits the shares, no ordinary loss deduction will be allowed. Such forfeiture will be treated as a sale or exchange upon which there is realized loss equal to the excess, if any, of the consideration paid for the shares over the amount realized on such forfeiture. Such loss will be a capital loss if the shares are capital assets. If a Holder makes an election under Section 83(b), the holding period will commence on the day after the date of transfer and the tax basis will equal the fair market value of shares (determined without regard to the restrictions) on the date of transfer.

         On a disposition of the shares, a Holder will recognize gain or loss equal to the difference between the amount realized and the tax basis for the shares.

         Whether or not the Holder makes an election under Section 83(b), the Company generally will qualify for a deduction (subject to the reasonableness of compensation limitation) equal to the amount that is taxable as ordinary income to the Holder, in its taxable year in which such income is included in the Holder's gross income. The income recognized by the Holder will be subject to applicable withholding tax requirements.

         Dividends paid on Restricted Stock which is subject to a substantial risk of forfeiture generally will be treated as compensation that is taxable as ordinary compensation income to the Holder and will be deductible by the Company subject to the reasonableness limitation. If, however, the Holder makes a
Section 83(b) election, the dividends will be treated as dividends and taxable as ordinary income to the Holder, but will not be deductible by the Company.

         Deferred Stock. A Holder who receives an award of Deferred Stock will recognize no income on the grant of such award. However, he or she will recognize ordinary compensation income on the transfer of the Deferred Stock (or the later lapse of a substantial risk of forfeiture to which the Deferred Stock is subject, if the Holder does not make a Section 83(b) election), in accordance with the same rules as discussed above under the caption "Restricted Stock."

         Other Stock-Based Awards. The federal income tax treatment of Other Stock-Based Awards will depend on the nature of any such award and the restrictions applicable to such award.


                             INDEPENDENT ACCOUNTANTS

                  The Board of Directors has selected the independent accounting firm of Goldstein Golub Kessler & Company, P.C. as the auditors of the Company for the year ending December 31, 1999. A representative of Goldstein Golub Kessler & Company, P.C., the auditors of the Company for the year ended December

31, 1998, is expected to be present at the Meeting. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions from shareholders.

                           1999 SHAREHOLDER PROPOSALS

                  The Company's By-laws provide that no shareholder nomination for the Board of Directors or proposal on any other matter may be brought before the shareholders without the giving of at least 120 days prior written notice to the Secretary of the Company (based upon the day and the month of the last annual meeting). Therefore, in order for shareholder proposals for the Annual Meeting of Shareholders to be held during 2000 to be eligible for inclusion in the Company's Proxy Statement, they must be received by the Company at its principal office in Edgewood, New York not later than February 22, 2000.

                             SOLICITATION OF PROXIES

                  The solicitation of proxies in the enclosed form is made on behalf of the Company and the cost of this solicitation is being paid by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telephone using the services of directors, officers and regular employees of the Company at nominal cost. The Company has engaged the services of Shareholder Communications Corporation ("SCC"), an independent proxy solicitation firm, to help solicit proxies for this Meeting. SCC anticipates that approximately 20 of its employees will participate in such solicitation. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for expenses incurred in sending proxy material to beneficial owners of the Company's stock.

                                  OTHER MATTERS

                  The Board of Directors knows of no matter which will be presented for consideration at the Meeting other than the matters referred to in this Proxy Statement. Should any other matter properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.


                                                   Edward J. Fred, Secretary


Edgewood, New York
May 17, 1999

FRONT OF CARD:

     CPI AEROSTRUCTURES, INC. - PROXY - Solicited By The Board Of Directors for Annual Meeting of Shareholders To Be Held on June 22, 1999



  P The undersigned shareholder(s) of CPI AEROSTRUCTURES, INC., a New York corporation ("Company"), hereby appoints Arthur August and Edward J. Fred,
  R or either of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the
  O shares standing in the name of the undersigned at the Annual Meeting to be held on June 22, 1999 and at all adjournments thereof. This proxy will be
  X voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted FOR all of the following proposals:
  Y
     1.  Election of the following Director:  Kenneth McSweeney

    FOR the nominee listed |_| WITHHOLD AUTHORITY |_|to vote for the nominee.

     2. To approve an amendment to the Company's Certificate of Incorporation to implement a reverse stock split of between one-for-two and one-for-four:

                     FOR |_|      AGAINST |_|     ABSTAIN |_|



BACK OF CARD:



     3. To approve an amendment to the Company's 1998 Performance Equity Plan to increase the number of shares issuable under such plan by 390,000:

                     FOR |_|      AGAINST |_|     ABSTAIN |_|

     4. In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.


                                                Date _____________________, 1999

                                                ________________________________
                                                Signature

                                                ________________________________
                                                Signature if held jointly

                                                Please sign exactly as name
                                                appears to the left. When
                                                shares are held by joint
                                                tenants, both must sign. When
                                                signing as attorney, executor,
                                                administrator, trustee or
                                                guardian, give full title. If a
                                                corporation or partnership,
                                                please sign corporate or
                                                partnership name by authorized
                                                person, indicating position.